UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 31, 2018

QUOTEMEDIA, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:    0-28599

Nevada

(State or other jurisdiction of incorporation or organization)

91-2008633

(IRS Employer Identification Number)

17100 East Shea Blvd.

Suite 230

Fountain Hills, AZ

(Address of principal executive offices)

85268

(Zip Code)

(480) 905-7311

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 31, 2018, the Board of Directors of QuoteMedia, Inc. appointed Keith Randall as Chief Executive Officer of the Company. The appointment recognizes the contributions and leadership Mr. Randall has provided over his 18 years with the Company as its Chief Financial Officer. Concurrently, Mr. Randall joins the Board of Directors of the Company. Mr. Randall will continue as Chief Financial Officer of the Company for the foreseeable future. Mr. Randall holds a Bachelor of Commerce degree with Honors from Queen's University in Canada, is a licensed Chartered Professional Accountant in Canada and a Certified Public Accountant in the United States. This appointment is made in response to the recent passing of Mr. Keith Guelpa who was a co-founder of the Company and its Chief Executive Officer since inception.

Item 7.01. Regulation FD Disclosure.

On April 4, 2018, the Company issued a press release relating to the items described in this Current Report. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such be deemed incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

99.1	Press release, dated April 4, 2018

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QuoteMedia, Inc.

Dated: April 4, 2018
By: /s/ Keith J. Randall

Keith J. Randall
Chief Executive and Financial Officer
(Principal Executive and Accounting Officer)